Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, May 5, 2025

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Announces Strong First-Quarter 2025 Results
and Raises Full-Year 2025 Guidance

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three months ended March 31, 2025.

Performance of base business drives results across key financial metrics
•GAAP net income: $690 million, or $0.56 per diluted share (EPS), up 9% and 8%, respectively, vs. 1Q 2024
•Adjusted net income: $730 million, or $0.60 per diluted share (Adj. EPS)
•Adjusted EBITDA: $1.989 billion – up $55 million or 3% vs. 1Q 2024
•Cash flow from operations (CFFO): $1.433 billion – up $199 million or 16% vs. 1Q 2024
•Available funds from operations (AFFO): $1.445 billion
•Dividend coverage ratio: 2.37x (AFFO basis)
•Record contracted transmission capacity of 34.3 Bcf/d
•Increasing 2025 Adj. EBITDA guidance midpoint by $50 million to $7.7 billion
•Achieved credit upgrade to BBB+ from S&P; assigned a positive outlook by Moody’s

Continued execution on strategic priorities positions company for future growth
•Commercialized Socrates, a $1.6 billion Power Innovation project to serve growing AI demand in Ohio, backed by a long-term, fixed-price power purchase agreement
•Announcing Transco's Power Express expansion, a 950 MMcf/d project to serve the power-hungry Virginia market by 3Q 2030
•Enhanced market intelligence and gas supply opportunities with an acquired ~10% interest in Cogentrix Energy
•Transco expansions: Placed Texas to Louisiana Energy Pathway and Southeast Energy Connector into service April 1, 2025; started construction on Alabama Georgia Connector
•MountainWest expansion: Started construction on the Overthrust Westbound Expansion
•Deepwater projects: Placed Whale and Ballymore in-service; progressing on remaining deepwater projects in execution that will drive earnings growth in 2025 with an additional step up in 2026

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

"Once again, our base business drove higher earnings for the quarter with recently commissioned Transco projects contributing additional fee-based revenues while our consolidated Crowheart upstream operations also drove growth. As a result of our recent investment in Cogentrix Energy and the continued outperformance of our base business, we are raising our Adjusted EBITDA guidance midpoint by $50 million to $7.7 billion.

"Our team is executing on a string of high-return projects that will accelerate earnings growth throughout the balance of the year, while continuing to add significant projects to our backlog. Notably, we commercialized Socrates, our first Power Innovation project that will deliver speed-to-market solutions for growing AI demand in Ohio. In addition, we announced Transco’s Power Express expansion to serve the power-hungry Virginia market. We are encouraged by what we see on the data center opportunity front, and our acquisition of a minority interest in Cogentrix Energy will enhance our Sequent market intelligence and give us line of sight to how we can better serve the growing power markets with gas supply."

Armstrong added, "Our business is firing on all cylinders and our track record of generating predictable, growing earnings in a variety of economic cycles underscores the value of Williams as a stable, long-term investment with a strong dividend. With an ever-expanding backlog of fully contracted projects extending beyond 2030 and our ability to capture new business in emerging markets, Williams is well positioned to benefit from the coming wave of natural gas demand from the power generation market and LNG exports, while continuing to deliver on traditional market needs."

Williams Summary Financial Information	1Q
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2025		2024

GAAP Measures
Net Income	$690		$631
Net Income Per Share	$0.56		$0.52
Cash Flow From Operations	$1,433		$1,234

Non-GAAP Measures (1)
Adjusted EBITDA	$1,989		$1,934
Adjusted Net Income	$730		$719
Adjusted Earnings Per Share	$0.60		$0.59
Available Funds from Operations	$1,445		$1,507
Dividend Coverage Ratio	2.37	x	2.60	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.83	x	3.79	x
Capital Investments (Excluding Acquisitions) (3)	$670		$563

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments include increases to property, plant, and equipment (growth & maintenance capital), purchases of and contributions to equity-method investments and purchases of other long-term investments. 1Q 2025 capital excludes $319 million for the Rimrock asset purchase, which closed January 2025; $153 million for the investment in Cogentrix, which closed March 2025; and $1 million for an adjustment of the Crowheart acquisition and Discovery consolidation, which closed in 2024. 1Q 2024 capital excludes $1.851 billion for the acquisition of the Gulf Coast Storage assets, which closed January 2024.

GAAP Measures
First-quarter 2025 net income increased by $59 million compared to the prior year reflecting a $98 million increase in service revenues driven by expansion projects and acquisitions, a favorable change of $60 million in net unrealized gains/losses on commodity derivatives, and higher realized results from upstream operations, including contributions from the fourth-quarter 2024 Crowheart acquisition. These favorable changes were partially offset by higher operating costs and depreciation resulting from expansion projects and acquisitions, as well as lower commodity marketing margins.

First-quarter 2025 cash flow from operations increased compared to the prior year primarily due to favorable net changes in working capital and derivative collateral requirements.

Non-GAAP Measures
First-quarter 2025 Adjusted EBITDA increased by $55 million over the prior year, driven by the previously described favorable net contributions from acquisitions, expansion projects, and upstream results, partially offset by lower commodity marketing margins.

First-quarter 2025 Adjusted Net Income improved compared to the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives.

First-quarter Available Funds From Operations (AFFO) decreased by $62 million compared to the prior year primarily due to higher current income taxes and lower contributions from noncontrolling interests.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of America, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's first-quarter 2025 Form 10-Q.

	First Quarter
Amounts in millions	Modified EBITDA			Adjusted EBITDA
	1Q 2025	1Q 2024	Change	1Q 2025	1Q 2024	Change
Transmission & Gulf of America	$858	$829	$29	$862	$839	$23
Northeast G&P	514	504	10	514	504	10
West	354	327	27	354	328	26
Gas & NGL Marketing Services	152	101	51	155	189	(34)
Other	75	76	(1)	104	74	30
Total	$1,953	$1,837	$116	$1,989	$1,934	$55

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of America
First-quarter 2025 Modified and Adjusted EBITDA improved compared to the prior year driven by favorable net contributions from the Regional Energy Access and Southside Reliability Enhancement expansion projects and increased Gulf production, offset by one less billable day. Modified EBITDA for the 2024 period was impacted by one-time acquisition costs, which are excluded from Adjusted EBITDA.

Northeast G&P
First-quarter 2025 Modified and Adjusted EBITDA increased over the prior year driven by higher rates and volumes at Ohio Valley Midstream and higher commodity-based rates at Laurel Mountain Midstream, partially offset by the absence of Aux Sable, which was sold in third-quarter 2024.

West
First-quarter 2025 Modified and Adjusted EBITDA increased compared to the prior year benefiting from higher commodity margins and contributions from Overland Pass Pipeline, partially offset by lower Eagle Ford revenues associated with reduced MVC targets.

Gas & NGL Marketing Services
First-quarter 2025 Modified EBITDA increased from the prior year primarily reflecting a $92 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA, partially offset by lower natural gas marketing margins.

Other
First-quarter 2025 Modified EBITDA was consistent with the prior year, while Adjusted EBITDA increased, as improved realized results from upstream operations, including contributions from the fourth-quarter 2024 Crowheart acquisition, were largely offset by a $32 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

2025 Financial Guidance
The company is raising the midpoint of its 2025 Adjusted EBITDA guidance by $50 million to $7.7 billion within the range of between $7.5 billion and $7.9 billion. The company expects 2025 growth capex between $2.575 billion and $2.875 billion and maintenance capex between $650 million and $750 million, excluding capital of $150 million for emissions reduction and modernization initiatives. Williams expects its leverage ratio midpoint for 2025 to be 3.65x and has increased the dividend by 5.3% on an annualized basis to $2.00 in 2025 from $1.90 in 2024.

Williams' First-Quarter 2025 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' first-quarter 2025 earnings presentation will be posted at www.williams.com. The company's first-quarter 2025 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, May 6, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register-conf.media-server.com/register/BI2bb506d86b4c4aa984859d59580f6dc0

A webcast link to the conference call will be provided on Williams' Investor Relations website. A replay of the webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably, and responsibly meeting growing energy demand. We use our 33,000-mile pipeline infrastructure to move a third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future – by powering the global economy while delivering immediate emissions reductions within our natural gas network and investing in new energy technologies. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(Millions, except per-share amounts)
Revenues:
Service revenues	$2,003	$1,905
Service revenues – commodity consideration	49	30
Product sales	1,058	845
Net gain (loss) from commodity derivatives	(62)	(9)
Total revenues	3,048	2,771
Costs and expenses:
Product costs	615	526
Net processing commodity expenses	28	5
Operating and maintenance expenses	542	511
Depreciation, depletion, and amortization expenses	585	548
Selling, general, and administrative expenses	194	186
Other (income) expense – net	(10)	(17)
Total costs and expenses	1,954	1,759
Operating income (loss)	1,094	1,012
Equity earnings (losses)	155	137
Other investing income (loss) – net	8	24
Interest expense	(349)	(349)
Other income (expense) – net	14	31
Income (loss) before income taxes	922	855
Less: Provision (benefit) for income taxes	193	193
Net income (loss)	729	662
Less: Net income (loss) attributable to noncontrolling interests	38	30
Net income (loss) attributable to The Williams Companies, Inc.	691	632
Less: Preferred stock dividends	1	1
Net income (loss) available to common stockholders	$690	$631
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$.57	$.52
Weighted-average shares (thousands)	1,220,661	1,218,155
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$.56	$.52
Weighted-average shares (thousands)	1,224,641	1,222,222

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	March 31,	December 31,
	2025	2024
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$100	$60
Trade accounts and other receivables (net of allowance of ($1) at March 31, 2025 and December 31, 2024)	1,781	1,863
Inventories	249	279
Derivative assets	181	267
Other current assets and deferred charges	224	192
Total current assets	2,535	2,661
Investments	4,300	4,140
Property, plant, and equipment	58,313	57,395
Accumulated depreciation, depletion, and amortization	(19,158)	(18,703)
Property, plant, and equipment – net	39,155	38,692
Intangible assets – net of accumulated amortization	7,115	7,209
Regulatory assets, deferred charges, and other	1,819	1,830
Total assets	$54,924	$54,532

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,551	$1,613
Derivative liabilities	137	164
Other current liabilities	1,289	1,360
Commercial paper	322	455
Long-term debt due within one year	2,967	1,720
Total current liabilities	6,266	5,312
Long-term debt	24,122	24,736
Deferred income tax liabilities	4,482	4,376
Regulatory liabilities, deferred income, and other	5,189	5,268
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at March 31, 2025 and December 31, 2024; 35 thousand shares issued at March 31, 2025 and December 31, 2024)	35	35
Common stock ($1 par value; 1,470 million shares authorized at March 31, 2025 and December 31, 2024; 1,260 million shares issued at March 31, 2025 and 1,258 million shares issued at December 31, 2024)	1,260	1,258
Capital in excess of par value	24,616	24,643
Retained deficit	(12,320)	(12,396)
Accumulated other comprehensive income (loss)	76	76
Treasury stock, at cost (39 million shares at March 31, 2025 and December 31, 2024 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,487	12,436
Noncontrolling interests in consolidated subsidiaries	2,378	2,404
Total equity	14,865	14,840
Total liabilities and equity	$54,924	$54,532

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$729	$662
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation, depletion, and amortization	585	548
Provision (benefit) for deferred income taxes	107	152
Equity (earnings) losses	(155)	(137)
Distributions from equity-method investees	158	188
Net unrealized (gain) loss from commodity derivative instruments	32	92
Inventory write-downs	1	4
Amortization of stock-based awards	30	24
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	82	314
Inventories	28	34
Other current assets and deferred charges	(40)	9
Accounts payable	(29)	(309)
Other current liabilities	(70)	(218)
Changes in current and noncurrent commodity derivative assets and liabilities	4	(68)
Other, including changes in noncurrent assets and liabilities	(29)	(61)
Net cash provided (used) by operating activities	1,433	1,234
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(132)	(723)
Proceeds from long-term debt	1,497	2,099
Payments of long-term debt	(853)	(1,012)
Payments for debt issuance costs	(12)	(16)
Proceeds from issuance of common stock	5	5
Common dividends paid	(610)	(579)
Dividends and distributions paid to noncontrolling interests	(69)	(64)
Contributions from noncontrolling interests	5	26
Other – net	(54)	(17)
Net cash provided (used) by financing activities	(223)	(281)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(1,012)	(544)
Dispositions – net	—	5
Purchases of businesses, net of cash acquired	(1)	(1,851)
Purchases of and contributions to equity-method investments	(163)	(52)
Other – net	6	6
Net cash provided (used) by investing activities	(1,170)	(2,436)
Increase (decrease) in cash and cash equivalents	40	(1,483)
Cash and cash equivalents at beginning of year	60	2,150
Cash and cash equivalents at end of period	$100	$667
_________
(1) Increases to property, plant, and equipment	$(978)	$(509)
Changes in related accounts payable and accrued liabilities	(34)	(35)
Capital expenditures	$(1,012)	$(544)

Transmission & Gulf of America
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Regulated interstate natural gas transportation, storage, and other revenues (1)	$836	$805	$833	$864	$3,338	$873
Gathering, processing, storage and transportation revenues (1)	137	147	167	170	621	179
Other fee revenues	12	9	7	9	37	13
Commodity margins	9	5	11	28	53	14
Operating and administrative costs (1)	(254)	(261)	(294)	(295)	(1,104)	(270)
Other segment income (expenses) - net (1)	43	54	46	12	155	13
Proportional Modified EBITDA of equity-method investments	46	49	41	37	173	36
Modified EBITDA	829	808	811	825	3,273	858
Adjustments	10	4	19	1	34	4
Adjusted EBITDA	$839	$812	$830	$826	$3,307	$862

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.6	12.9	14.3	14.1	14.0	15.9
Avg. daily firm reserved capacity (MMdth)	20.3	19.7	20.1	20.4	20.1	20.8
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.2	2.1	2.1	2.4	3.0
Avg. daily firm reserved capacity (MMdth)	3.8	3.7	3.7	3.7	3.7	3.7
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.3	3.2	3.6	4.1	3.8	3.7
Avg. daily firm reserved capacity (MMdth)	8.4	8.0	8.1	8.3	8.2	8.4
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf/d) (4)	0.52	0.58	0.55	0.55	0.55	0.58
Plant inlet natural gas volumes (Bcf/d) (4)	0.72	0.62	0.73	0.75	0.71	0.78
NGL production (Mbbls/d) (4)	43	43	49	54	47	61
NGL equity sales (Mbbls/d) (4)	8	10	9	13	10	10
Crude oil transportation volumes (Mbbls/d)	118	114	109	110	113	124

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the operated equity-method investment White River Hub, LLC.
(4) First and second quarter 2024 have been recast to combine the presentation for Discovery Producer Services. The remaining ownership of this former equity-method investment was acquired on August 1, 2024.

Northeast G&P
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gathering, processing, transportation, and fractionation revenues (1)	$411	$398	$407	$419	$1,635	$420
Other fee revenues	34	35	33	33	135	35
Commodity margins	11	—	8	5	24	6
Operating and administrative costs (1)	(108)	(108)	(120)	(105)	(441)	(106)
Other segment income (expenses) - net	(1)	3	(1)	2	3	—
Proportional Modified EBITDA of equity-method investments	157	153	149	143	602	159
Modified EBITDA	504	481	476	497	1,958	514
Adjustments	—	(2)	8	2	8	—
Adjusted EBITDA	$504	$479	$484	$499	$1,966	$514

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.33	4.11	4.04	4.16	4.16	4.39
Plant inlet natural gas volumes (Bcf/d)	1.76	1.77	1.99	1.93	1.86	1.86
NGL production (Mbbls/d)	133	136	140	145	139	137
NGL equity sales (Mbbls/d)	1	1	1	—	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.79	6.42	6.40	6.22	6.46	6.62
Plant inlet natural gas volumes (Bcf/d)	0.98	0.94	0.98	1.04	0.98	0.94
NGL production (Mbbls/d)	72	70	72	74	72	68
NGL equity sales (Mbbls/d)	3	6	5	5	5	5

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$421	$397	$409	$427	$1,654	$415
Other fee revenues	8	5	4	8	25	8
Commodity margins	12	30	27	28	97	34
Operating and administrative costs (1)	(139)	(148)	(157)	(147)	(591)	(152)
Other segment income (expenses) - net	—	(2)	5	(8)	(5)	11
Proportional Modified EBITDA of equity-method investments	25	36	35	36	132	38
Modified EBITDA	327	318	323	344	1,312	354
Adjustments	1	1	7	1	10	—
Adjusted EBITDA	$328	$319	$330	$345	$1,322	$354

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf/d) (2)	5.75	5.25	5.38	5.46	5.46	5.71
Plant inlet natural gas volumes (Bcf/d)	1.52	1.48	1.57	1.57	1.54	1.52
NGL production (Mbbls/d)	87	91	91	90	90	83
NGL equity sales (Mbbls/d)	6	8	6	7	7	6
NGL and Crude Oil Transportation volumes (Mbbls/d) (3)	220	292	304	314	282	310

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes 100% of the volumes associated with the Rimrock Asset Purchase gathering assets after the purchase on January 31, 2025. Average volumes were calculated over the period owned.
(3) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), RMM, and Bluestem pipeline.

Gas & NGL Marketing Services
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Commodity margins	$236	$3	$23	$63	$325	$191
Net unrealized gain (loss) from derivative instruments	(95)	(106)	10	(150)	(341)	(3)
Operating and administrative costs	(40)	(23)	(22)	(23)	(108)	(39)
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	3
Modified EBITDA	101	(126)	11	(110)	(124)	152
Adjustments	88	112	(7)	146	339	3
Adjusted EBITDA	$189	$(14)	$4	$36	$215	$155

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.53	6.98	7.14	6.81	7.11	7.27
NGLs (Mbbls/d)	170	162	182	196	177	182

Other
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Service revenues	$4	$4	$4	$3	$15	$4
Net realized product sales	113	109	96	137	455	153
Net unrealized gain (loss) from derivative instruments	3	(25)	3	(7)	(26)	(29)
Operating and administrative costs	(51)	(50)	(51)	(77)	(229)	(54)
Other segment income (expenses) - net	7	9	4	—	20	1
Proportional Modified EBITDA of equity-method investments	—	—	2	—	2	—
Modified EBITDA	76	47	58	56	237	75
Adjustments	(2)	24	(3)	14	33	29
Adjusted EBITDA	$74	$71	$55	$70	$270	$104

Statistics
Net Product Sales Volumes(1)
Natural Gas (Bcf/d)	0.28	0.24	0.29	0.31	0.31	0.27
NGLs (Mbbls/d)	8	8	9	10	11	10
Crude Oil (Mbbls/d)	5	5	4	6	6	7

(1) Includes 100% of the volumes associated with the Crowheart Acquisition upstream assets after the purchase on November 1, 2024. Average volumes were calculated over the period owned.

Capital Expenditures and Investments
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Transmission & Gulf of America	$310	$397	$459	$428	$1,594	$369
Northeast G&P	71	46	54	53	224	62
West	120	90	98	180	488	549
Gas & NGL Marketing Services	—	—	1	—	1	—
Other	43	46	70	107	266	32
Total (1)	$544	$579	$682	$768	$2,573	$1,012

Purchases of and contributions to equity-method investments:
Transmission & Gulf of America	$27	$10	$—	$—	$37	$—
Northeast G&P	25	19	19	12	75	10
West	—	1	—	1	2	—
Gas & NGL Marketing Services	—	—	—	—	—	153
Total	$52	$30	$19	$13	$114	$163

Summary:
Transmission & Gulf of America	$337	$407	$459	$428	$1,631	$369
Northeast G&P	96	65	73	65	299	72
West	120	91	98	181	490	549
Gas & NGL Marketing Services	—	—	1	—	1	153
Other	43	46	70	107	266	32
Total	$596	$609	$701	$781	$2,687	$1,175

Capital investments:
Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978
Purchases of businesses, net of cash acquired	1,851	(7)	151	249	2,244	1
Purchases of and contributions to equity-method investments	52	30	19	13	114	163
Purchases of other long-term investments	2	1	2	6	11	1
Total	$2,414	$656	$871	$1,009	$4,950	$1,143

(1) Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978
Changes in related accounts payable and accrued liabilities	35	(53)	(17)	27	(8)	34
Capital expenditures	$544	$579	$682	$768	$2,573	$1,012

Contributions from noncontrolling interests	$26	$10	$—	$—	$36	$5
Contributions in aid of construction	$10	$13	$—	$4	$27	$10
Proceeds from dispositions of equity-method investments	$—	$—	$161	$—	$161	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments, including our indirect share from interests owned by equity-method investees.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2024					2025
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$631	$401	$705	$485	$2,222	$690

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.52	$.33	$.58	$.40	$1.82	$.56
Adjustments:
Transmission & Gulf of America
Transco rate case timing*	$—	$—	$—	$—	$—	$4
MountainWest acquisition and transition-related costs*	—	1	3	—	4	—
Gulf Coast Storage acquisition and transition-related costs*	10	3	—	—	13	—
Discovery acquisition and transition-related costs*	—	—	—	1	1	—
Impact of change in payroll policy*	—	—	16	—	16	—
Total Transmission & Gulf of America adjustments	10	4	19	1	34	4
Northeast G&P
Adjustment of prior year accrual for loss contingency*	—	(3)	—	—	(3)	—
Our share of operator transition costs at Blue Racer Midstream*	—	1	1	2	4	—
Impact of change in payroll policy*	—	—	7	—	7	—
Total Northeast G&P adjustments	—	(2)	8	2	8	—
West
Cureton acquisition and transition-related costs*	1	1	—	1	3	—
Impact of change in payroll policy*	—	—	7	—	7	—
Total West adjustments	1	1	7	1	10	—
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(6)	5	2	(4)	(3)	—
Net unrealized (gain) loss from derivative instruments	94	107	(10)	150	341	3
Impact of change in payroll policy*	—	—	1	—	1	—
Total Gas & NGL Marketing Services adjustments	88	112	(7)	146	339	3
Other
Crowheart acquisition and transition-related costs*	—	—	—	1	1	—
Net unrealized (gain) loss from derivative instruments	(2)	24	(3)	7	26	29
Settlement charge related to former operations*	—	—	—	6	6	—
Total Other adjustments	(2)	24	(3)	14	33	29
Adjustments included in Modified EBITDA	97	139	24	164	424	36
Adjustments below Modified EBITDA
Transco rate case timing	—	—	—	—	—	11
Gain on remeasurement of Discovery investment	—	—	(127)	—	(127)	—
Gain on sale of Aux Sable investment	—	—	(149)	—	(149)	—
Our share of Blue Racer Midstream debt extinguishment loss	—	—	—	3	3	—
Our share of accelerated depreciation related to operator transition at Blue Racer Midstream	—	—	—	1	1	—
Imputed interest expense on deferred consideration obligations*	12	12	11	5	40	—
Amortization of intangible assets from 2021 Sequent acquisition	7	7	8	7	29	5
	19	19	(257)	16	(203)	16
Total adjustments	116	158	(233)	180	221	52
Less tax effect for above items	(28)	(38)	56	(42)	(52)	(12)
Adjustments for tax-related items (2)	—	—	—	(44)	(44)	—
Adjusted income from continuing operations available to common stockholders	$719	$521	$528	$579	$2,347	$730
Adjusted income from continuing operations - diluted earnings per common share (1)	$.59	$.43	$.43	$.47	$1.92	$.60
Weighted-average shares - diluted (thousands)	1,222,222	1,222,236	1,222,869	1,224,472	1,222,954	1,224,641
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The fourth quarter of 2024 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net income (loss)	$662	$426	$741	$517	$2,346	$729
Provision (benefit) for income taxes	193	129	227	91	640	193
Interest expense	349	339	338	338	1,364	349
Equity (earnings) losses	(137)	(147)	(147)	(129)	(560)	(155)
Other investing (income) loss - net	(24)	(18)	(290)	(11)	(343)	(8)
Proportional Modified EBITDA of equity-method investments	228	238	227	216	909	236
Depreciation, depletion, and amortization expenses	548	540	566	565	2,219	585
Accretion expense associated with asset retirement obligations for nonregulated operations	18	21	17	25	81	24
Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953

Transmission & Gulf of America	$829	$808	$811	$825	$3,273	$858
Northeast G&P	504	481	476	497	1,958	514
West	327	318	323	344	1,312	354
Gas & NGL Marketing Services	101	(126)	11	(110)	(124)	152
Other	76	47	58	56	237	75
Total Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953

Adjustments (1):
Transmission & Gulf of America	$10	$4	$19	$1	$34	$4
Northeast G&P	—	(2)	8	2	8	—
West	1	1	7	1	10	—
Gas & NGL Marketing Services	88	112	(7)	146	339	3
Other	(2)	24	(3)	14	33	29
Total Adjustments	$97	$139	$24	$164	$424	$36

Adjusted EBITDA:
Transmission & Gulf of America	$839	$812	$830	$826	$3,307	$862
Northeast G&P	504	479	484	499	1,966	514
West	328	319	330	345	1,322	354
Gas & NGL Marketing Services	189	(14)	4	36	215	155
Other	74	71	55	70	270	104
Total Adjusted EBITDA	$1,934	$1,667	$1,703	$1,776	$7,080	$1,989

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2024					2025
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net cash provided (used) by operating activities	$1,234	$1,279	$1,243	$1,218	$4,974	$1,433
Exclude: Cash (provided) used by changes in:
Accounts receivable	(314)	44	(97)	536	169	(82)
Inventories, including write-downs	(38)	35	1	1	(1)	(29)
Other current assets and deferred charges	(9)	(3)	28	(25)	(9)	40
Accounts payable	309	(90)	98	(456)	(139)	29
Other current liabilities	218	(142)	32	(143)	(35)	70
Changes in current and noncurrent commodity derivative assets and liabilities	68	73	(67)	212	286	(4)
Other, including changes in noncurrent assets and liabilities	61	90	49	45	245	29
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)
Dividends and distributions paid to noncontrolling interests	(64)	(66)	(48)	(64)	(242)	(69)
Contributions from noncontrolling interests	26	10	—	—	36	5
Additional Adjustments *	17	20	48	12	97	24
Available funds from operations	$1,507	$1,250	$1,286	$1,335	$5,378	$1,445

Common dividends paid	$579	$579	$579	$579	$2,316	$610

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.60	2.16	2.22	2.31	2.32	2.37

*See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income. The first quarter of 2025 also includes $20 million related to an expected distribution from an equity-method investee not received until early April. This amount will be excluded from AFFO for the second quarter of 2025.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Available Funds from Operations (AFFO)

	2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss) from continuing operations	$2,502	$2,652	$2,802
Provision (benefit) for income taxes	750	800	850
Interest expense		1,430
Equity (earnings) losses		(595)
Proportional Modified EBITDA of equity-method investments		980
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,415
Other		(14)
Modified EBITDA	$7,468	$7,668	$7,868
EBITDA Adjustments		32
Adjusted EBITDA	$7,500	$7,700	$7,900

Net income (loss) from continuing operations	$2,502	$2,652	$2,802
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		165
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,337	$2,487	$2,637

Adjustments:
Adjustments included in Modified EBITDA(1)		32
Adjustments below Modified EBITDA (2)		18
Allocation of adjustments to noncontrolling interests		—
Total adjustments		50
Less tax effect for above items		(12)
Adjusted income from continuing operations available to common stockholders	$2,375	$2,525	$2,675
Adjusted income from continuing operations - diluted earnings per common share	$1.94	$2.06	$2.18
Weighted-average shares - diluted (millions)		1,227

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,600	$5,750	$5,900
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(240)
Contributions from noncontrolling interests		18
Additional adjustments		—
Available funds from operations (AFFO)	$5,375	$5,525	$5,675
AFFO per common share	$4.38	$4.50	$4.63
Common dividends paid		$2,445
Coverage Ratio (AFFO/Common dividends paid)	2.20x	2.26x	2.32x

(1) Primarily includes March year-to-date adjustments (excluding timing related items) as shown in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income".
(2) Adjustments reflect amortization of intangible assets from Sequent acquisition.

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams' stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Rate case filings;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Exposure to the credit risk of customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•The ability to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•The ability to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 25, 2025, and (b) Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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